EXHIBIT 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM



     We consent to use in this Form 8-K/A of Gateway Energy Corporation of our report dated March 24, 2010, with respect to the financial statements of Hickory Creek Gathering, L.P., as of and for the years ended December 31, 2009 and 2008.



/s/  Pannell Kerr Forster of Texas, P.C.
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     Pannell Kerr Forster of Texas, P.C.



Houston, Texas

March 24, 2010